     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1999


                                                      REGISTRATION NO. 333-64499
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          IMPLANT SCIENCES CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           MASSACHUSETTS                             3842                              04-2837126
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                              107 AUDUBON ROAD, #5
                         WAKEFIELD, MASSACHUSETTS 01880
                                 (781) 246-0700
   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL PLACE OF BUSINESS AND PRINCIPAL
                               EXECUTIVE OFFICES)

                            ANTHONY J. ARMINI, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              107 AUDUBON ROAD, #5
                         WAKEFIELD, MASSACHUSETTS 01880
                                 (781) 246-0700
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              ROBERT W. SWEET, JR., ESQ.                              WILLIAM M. PRIFTI, ESQ.
               DAVID A. BROADWIN, ESQ.                             FIVE MARKET SQUARE, SUITE 109
               FOLEY, HOAG & ELIOT LLP                                   AMESBURY, MA 01913
                ONE POST OFFICE SQUARE                                     (978) 388-4942
             BOSTON, MASSACHUSETTS 02109
                    (617) 832-1000

                            ------------------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 As promptly as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED             PROPOSED MAXIMUM            AMOUNT OF
    TITLE OF EACH CLASS OF           AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING          REGISTRATION
 SECURITIES TO BE REGISTERED          REGISTERED                SHARE(1)                 PRICE(1)                   FEE
---------------------------------------------------------------------------------------------------------------------------------
Units each consisting of one
  share of Common Stock and
  one Redeemable Common Stock
  Purchase Warrant
  ("Warrants")(2).............        1,150,000                  $ 7.50                $ 8,625,000
---------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
  exercise of Warrants(2).....        1,150,000                  $ 9.00                $10,350,000
---------------------------------------------------------------------------------------------------------------------------------
Representative's Warrant......          100,000                  $ .001                $       100
---------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
  exercise of Representative's
  Warrant.....................          100,000                  $14.40                $ 1,440,000
---------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
  exercise of Representative's
  Redeemable Warrant..........          100,000                  $ 9.00                $   900,000
---------------------------------------------------------------------------------------------------------------------------------
Totals........................                                                         $21,315,100                 $6,288(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933. Other expenses of the offering aggregate $903,000 and are itemized under Item 25 of Part II of this Registration Statement.
(2) Includes shares or warrants represented by 150,000 Units, each consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock, subject to an over-allotment option granted to the Underwriters by the Registrant. See "Underwriting."
(3) Previously paid $7,770.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI.C. of the Company's Amended and Restated Articles of Organization provides that a director shall not have personal liability to the Company or its stockholders for monetary damages arising out of the director's breach of fiduciary duty as a director of the Company, to the maximum extent permitted by Massachusetts law. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of Chapter 156B of the Massachusetts General Laws, which relate to liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI.D. of the Company's Amended and Restated Articles of Organization further provides that the Company shall, to the fullest extent authorized by Chapter 156B of the Massachusetts General Laws, indemnify each person who is, or shall have been, a director or officer of the Company or who is or was a director or employee of the Company and is serving, or shall have served, at the request of the Company, as a director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys'
fees) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan. Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The effect of these provisions would be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended (the "Securities Act").

     Section 67 of Chapter 156B of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company intends to procure a directors and officers liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Amended and Restated Articles of Organization or Amended and Restated By-Laws.

     Reference is hereby made to Section 7 of the Underwriting Agreement between the Company and the Underwriters, filed as Exhibit 1.1 to this Registration Statement, for a description of indemnification arrangements between the Company and the Underwriters.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     An itemized statement of expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, appears below. All amounts are estimates, except for the SEC registration fee, the NASD filing fee and the Nasdaq and Boston Stock Exchange listing fees.

SEC Registration Fee.................................  $  7,862
NASD Filing Fee......................................     3,200
Nasdaq and Boston Stock Exchange Listing Fees........    23,750
Blue Sky Qualification Fees and Expenses.............    18,100
Accounting Fees and Expenses.........................   325,000
Legal Fees and Expenses..............................   300,000
Transfer Agent Fees..................................     3,000
Printing and Engraving Expenses......................   100,000
Travel & Road Show...................................    50,000
Miscellaneous Expenses...............................    72,088
                                                       --------
          Total......................................  $903,000
                                                       ========

ITEM 26:  RECENT SALES OF UNREGISTERED SECURITIES.

     The following information is furnished with regard to all securities sold by the Company within the past three years which were not registered under the Securities Act. The share numbers set forth below have been adjusted to reflect the 7-for-1 stock split effected by the Company on September 9, 1998.

          (a) On July 1, 1998, as partial consideration for terminating an agreement with the acting Chief Financial Officer to the Company and his resignation from the Company's board of directors, the Company provided the following: (i) 12,000 shares of the Common Stock of the Company; and (ii) warrants, with a three-year term, to purchase 86,640 shares of the Common Stock of the Company at a price of $17.31 per share. In addition, as part of this individual's original agreement, dated October 31, 1997, he was also provided warrants, with a three year term, to purchase 9,000 shares of Common Stock of the Company at a price of $1.51 per share. The Company granted piggyback registration rights to this individual in any public offering after the initial public offering of the Common Stock.

          (b) On June 17, 1997, NAR Holding Corporation exercised its preemptive rights to purchase 301,668 shares of Common Stock of the Company at a price of $.49 per share.

     The issuances described in this Item 26 were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering. No underwriters were engaged in connection with the foregoing issuances of securities, and no underwriting discounts or commissions were paid.

ITEM 27:  EXHIBITS


  *1.1    Agreement Among Underwriters (preliminary copy)
  *1.2    Underwriting Agreement (preliminary copy)
  *1.3    Selected Dealer Agreement (preliminary copy)
  *1.4    Representative's Warrant Agreement (preliminary copy)
  *1.5    Consulting Agreement with the Representative (preliminary
          copy)
  *3.1    Restated Articles of Organization of the Company, dated
          September 29, 1998
  *3.2    By-Laws of the Company
   3.3    Articles of Amendment to the Articles of Organization of the
          Company, dated June 9, 1999
   3.4    Restated Articles of Organization of the Company, dated June
          9, 1999
  *4.1    Specimen certificate for the Common Stock of the Company
  +4.2    Specimen certificate for the Redeemable Warrants of the
          Company
  +4.3    Specimen certificate for the Units of the Company
  *5.1    Opinion of Foley, Hoag & Eliot LLP
  *9      Armini Voting Trust Agreement, dated November 1, 1991
 *10.1    Employment Agreement with Anthony J. Armini, dated September
          26, 1998
 *10.2    Employment Agreement with Stephen N. Bunker, dated September
          26, 1998
 *10.3    Employment Offer Letter to Darlene Deptula-Hicks, dated June
          15, 1998
 *10.4    Employment Offer Letter to Alan Lucas, dated March 20, 1998
 *10.5    Amendment to Employment Offer Letter to Alan Lucas, dated
          September 24, 1998
 *10.6    Form of Employee Agreement on Ideas, Inventions, and
          Confidential Information used between 1993 and 1995
 *10.7    Form of Employee Agreement on Ideas, Inventions, and
          Confidential Information used in 1993
 *10.8    Form of Employee Agreement on Ideas, Inventions, and
          Confidential Information used between 1997 and 1998
 *10.9    Loan Agreement between the Company and US Trust, dated May
          1, 1996
 *10.10   $100,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated May 1, 1996
 *10.11   $300,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated May 1, 1996
 *10.12   Guaranty of Loan Agreement between the Company and US Trust, by Anthony J. Armini, dated May 1, 1996
 *10.13   Security Agreement between the Company and US Trust, dated
          May 1, 1996
 *10.14   Lessor's Subordination and Consent between the Company and
          Teacher's Insurance and Annuity Association of America,
          dated May 1, 1996
 *10.15   First Amendment to Loan Agreement between the Company and US
          Trust, dated July 24, 1997

 *10.16   $300,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated July 24, 1997
 *10.17   $94,444.40 Commercial Promissory Note signed by the Company in favor of US Trust, dated August 12, 1997
 *10.18   Second Amendment to Loan Agreement between the Company and
          US Trust, dated January 16, 1998
 *10.19   $750,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated January 16, 1998
 *10.20   Promissory Note signed by Anthony J. Armini in favor of the
          Company, dated September 26, 1998
 *10.21   Shareholders Agreement between NAR Holding Corporation and
          Anthony J. Armini, dated July 15, 1987
 *10.22   Lease between the Company and Teachers Insurance and Annuity
          Association of America, dated September 29, 1995
 *10.23   First Amendment to Lease and Expansion Agreement between the
          Company and Teachers Insurance and Annuity Association of
          America, dated July 29, 1998
 *10.24   Standard Cooperative Research and Development Agreement
          between the Company and the Naval Research Laboratory, dated
          January 21, 1997**
 *10.25   Cooperative Agreement between the Company and the United
          States of America U.S. Army Tank-Automotive and Armaments
          Command Armamanet Research, Development and Engineering
          Center, dated September 30, 1997**
 *10.26   Vendor Agreement Memorandum between the Company and
          Osteonics, dated February 2, 1998**
 *10.27   Sample Purchase Order between the Company and MicroSpring
          Company, Inc., dated October 24, 1996**
 *10.28   Asset Purchase Agreement between the Company and Falex
          Corporation, dated November 17, 1995**
 *10.29   Settlement between the Company and Erik Akhund, dated July
          1, 1998
 *10.30   1992 Stock Option Plan
 *10.31   Form of Stock Option Agreement under the 1992 Stock Option
          Plan
 *10.32   1998 Incentive and Nonqualified Stock Option Plan
 *10.33   Form of Incentive Stock Option under the 1998 Incentive and
          Nonqualified Stock Option Plan
 *10.34   Form of Nonqualified Stock Option under the 1998 Incentive and Nonqualified Stock Option Plan
 *10.35   Form of Nonqualified Stock Option for Non-Employee Directors
          under the 1998 Incentive and Nonqualified Stock Option Plan
 *10.36   Form of Lock-Up Agreement
 *10.37   Agreement Appointing Transfer Agent and Registrar between
          the Company and American Securities Transfer & Trust, Inc.,
          dated October 19, 1998
 *10.38   Certification of Corporate Secretary dated October 19, 1998 concerning Agreement Appointing Transfer Agent and Registrar between the Company and American Securities Transfer &
          Trust, Inc.

 *10.39   Research and Development Agreement between the Company and
          Guidant Corporation, dated May 20, 1998**
 *10.40   Letter Agreement between the Company and Guidant
          Corporation, dated September 29, 1998**
 *10.41   Form of Medical Advisory Board Agreement
 *10.42   Form of Loan Agreement, dated January 7, 1999, between the
          Company and the following employees in the following
          amounts: Donald J. Dench ($12,500), Diane J. Ryan ($12,500),
          Mark and Kathleen Gadarowski ($12,500), Gregory Huntington,
          Sr. ($12,500), Leonard DeMild ($25,000), Michael Nelson
          ($12,500), Richard Sahagian ($12,500), Darryl Huntington
          ($12,500), Dennis Gadarowski ($12,500) and David Santos
          ($12,500)
 *10.43   Terms and Conditions from Sample Purchase Order between the
          Company and Biomet, Incorporated
 +10.44   Unit and Warrant Agreement between the Company and American
          Securities Transfer & Trust, Inc., dated April 9, 1999
 *10.45   Agreement between the Company and U.S. Army Space and
          Missile Defense Command, dated May 27, 199
 *21.1    Subsidiaries of the Company
 *23.1    Consent of Ernst & Young LLP
 *23.2    Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
 *24.1    Power of Attorney
 *27.1    Financial Data Schedule
 *27.2    Financial Data Schedule -- Three Months Ended September 30,
          1998
 *27.3    Financial Data Schedule -- Three Months Ended September 30,
          1997
 *27.4    Financial Data Schedule -- Six Months Ended December 31,
          1998
 *27.5    Financial Data Schedule -- Six Months Ended December 31,
          1997
 *27.6    Financial Data Schedule -- Nine Months Ended March 31, 1999
 *27.7    Financial Data Schedule -- Nine Months Ended March 31, 1998


-------------------------
 * Previously filed.

** Filed under application for confidential treatment.

 + Replaces previously filed exhibit.

ITEM 28.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells, a post-effective amendment to this Registration Statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

          (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or
     (4) of 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wakefield, The Commonwealth of Massachusetts, on June 23, 1999.


                                          IMPLANT SCIENCES CORPORATION

                                          By:     /s/ ANTHONY J. ARMINI
                                             -----------------------------------
                                                      Anthony J. Armini
                                                          President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                TITLE                  DATE
                     ---------                                -----                  ----
                /s/ ANTHONY J. ARMINI                President, Chief           June 23, 1999
---------------------------------------------------    Executive Officer and
                 Anthony J. Armini                     Chairman of the Board
                                                       of Directors
                                                       (Principal Executive
                                                       Officer)

           */s/ DARLENE M. DEPTULA-HICKS             Vice President and Chief   June 23, 1999
---------------------------------------------------    Financial Officer
             Darlene M. Deptula-Hicks                  (Principal Financial
                                                       and Accounting
                                                       Officer)

              */s/ STEPHEN N. BUNKER                 Vice President and Chief   June 23, 1999
---------------------------------------------------    Scientist, Director
                 Stephen N. Bunker

            * /s/ ROBERT E. HOISINGTON               Director                   June 23, 1999
---------------------------------------------------
               Robert E. Hoisington

              * /s/ SHUNKICHI SHIMIZU                Director                   June 23, 1999
---------------------------------------------------
                 Shunkichi Shimizu

            *By: /s/ ANTHONY J. ARMINI
   ---------------------------------------------
      Anthony J. Armini, as Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                         SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                          DESCRIPTION                             PAGE
-----------                          -----------                         ------------
    *1.1       Agreement Among Underwriters (preliminary copy).........
    *1.2       Underwriting Agreement (preliminary copy)...............
    *1.3       Selected Dealer Agreement (preliminary copy)............
    *1.4       Representative's Warrant Agreement (preliminary copy)...
    *1.5       Consulting Agreement with the Representative
               (preliminary copy)......................................
    *3.1       Restated Articles of Organization of the Company, dated
               September 29, 1998......................................
    *3.2       By-Laws of the Company..................................
     3.3       Articles of Amendment to the Articles of Organization of
               the Company, dated June 9, 1999.........................
     3.4       Restated Articles of Organization of the Company, dated
               June 9, 1999............................................
    *4.1       Specimen certificate for the Common Stock of the
               Company.................................................
    +4.2       Specimen certificate for the Redeemable Warrants of the
               Company.................................................
    +4.3       Specimen certificate for the Units of the Company.......
    *5.1       Opinion of Foley, Hoag & Eliot LLP......................
    *9         Armini Voting Trust Agreement, dated November 1, 1991...
   *10.1       Employment Agreement with Anthony J. Armini, dated
               September 26, 1998......................................
   *10.2       Employment Agreement with Stephen N. Bunker, dated
               September 26, 1998......................................
   *10.3       Employment Offer Letter to Darlene Deptula-Hicks, dated
               June 15, 1998...........................................
   *10.4       Employment Offer Letter to Alan Lucas, dated March 20,
               1998....................................................
   *10.5       Amendment to Employment Offer Letter to Alan Lucas,
               dated September 24, 1998................................
   *10.6       Form of Employee Agreement on Ideas, Inventions, and
               Confidential Information used between 1993 and 1995.....
   *10.7       Form of Employee Agreement on Ideas, Inventions, and
               Confidential Information used in 1993...................
   *10.8       Form of Employee Agreement on Ideas, Inventions, and
               Confidential Information used between 1997 and 1998.....
   *10.9       Loan Agreement between the Company and US Trust, dated
               May 1, 1996.............................................
   *10.10      $100,000 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated May 1, 1996.........

                                                                         SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                          DESCRIPTION                             PAGE
-----------                          -----------                         ------------
   *10.11      $300,000 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated May 1, 1996.........
   *10.12      Guaranty of Loan Agreement between the Company and US
               Trust, by Anthony J. Armini, dated May 1, 1996..........
   *10.13      Security Agreement between the Company and US Trust,
               dated May 1, 1996.......................................
   *10.14      Lessor's Subordination and Consent between the Company
               and Teacher's Insurance and Annuity Association of
               America, dated May 1, 1996..............................
   *10.15      First Amendment to Loan Agreement between the Company
               and US Trust, dated July 24, 1997.......................
   *10.16      $300,000 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated July 24, 1997.......
   *10.17      $94,444.40 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated August 12, 1997.....
   *10.18      Second Amendment to Loan Agreement between the Company
               and US Trust, dated January 16, 1998....................
   *10.19      $750,000 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated January 16, 1998....
   *10.20      Promissory Note signed by Anthony J. Armini in favor of
               the Company, dated September 26, 1998...................
   *10.21      Shareholders Agreement between NAR Holding Corporation
               and Anthony J. Armini, dated July 15, 1987..............
   *10.22      Lease between the Company and Teachers Insurance and
               Annuity Association of America, dated September 29,
               1995....................................................
   *10.23      First Amendment to Lease and Expansion Agreement between
               the Company and Teachers Insurance and Annuity
               Association of America, dated July 29, 1998.............
   *10.24      Standard Cooperative Research and Development Agreement
               between the Company and the Naval Research Laboratory,
               dated January 21, 1997**................................
   *10.25      Cooperative Agreement between the Company and the United
               States of America U.S. Army Tank-Automotive and
               Armaments Command Armamanet Research, Development and
               Engineering Center, dated September 30, 1997**..........
   *10.26      Vendor Agreement Memorandum between the Company and
               Osteonics, dated February 2, 1998**.....................
   *10.27      Sample Purchase Order between the Company and
               MicroSpring Company, Inc., dated October 24, 1996**.....
   *10.28      Asset Purchase Agreement between the Company and Falex
               Corporation, dated November 17, 1995**..................
   *10.29      Settlement between the Company and Erik Akhund, dated
               July 1, 1998............................................

                                                                         SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                          DESCRIPTION                             PAGE
-----------                          -----------                         ------------
   *10.30      1992 Stock Option Plan..................................
   *10.31      Form of Stock Option Agreement under the 1992 Stock
               Option Plan.............................................
   *10.32      1998 Incentive and Nonqualified Stock Option Plan.......
   *10.33      Form of Incentive Stock Option under the 1998 Incentive
               and Nonqualified Stock Option Plan......................
   *10.34      Form of Nonqualified Stock Option under the 1998
               Incentive and Nonqualified Stock Option Plan............
   *10.35      Form of Nonqualified Stock Option for Non-Employee
               Directors under the 1998 Incentive and Nonqualified
               Stock Option Plan.......................................
   *10.36      Form of Lock-Up Agreement...............................
   *10.37      Agreement Appointing Transfer Agent and Registrar
               between the Company and American Securities Transfer &
               Trust, Inc., dated October 19, 1998.....................
   *10.38      Certification of Corporate Secretary dated October 19,
               1998 concerning Agreement Appointing Transfer Agent and
               Registrar between the Company and American Securities
               Transfer & Trust, Inc...................................
   *10.39      Research and Development Agreement between the Company
               and Guidant Corporation, dated May 20, 1998**...........
   *10.40      Letter Agreement between the Company and Guidant
               Corporation, dated September 28, 1998**.................
   *10.41      Form of Medical Advisory Board Agreement................
   *10.42      Form of Loan Agreement, dated January 7, 1999, between
               the Company and the following employees in the following
               amounts: Donald J. Dench ($12,500), Diane J. Ryan
               ($12,500), Mark and Kathleen Gadarowski ($12,500),
               Gregory Huntington, Sr. ($12,500), Leonard DeMild
               ($25,000), Michael Nelson ($12,500), Richard Sahagian
               ($12,500), Darryl Huntington ($12,500), Dennis
               Gadarowski ($12,500) and David Santos ($12,500).........
   *10.43      Terms and Conditions from Sample Purchase Order between
               the Company and Biomet, Incorporated....................
   +10.44      Unit and Warrant Agreement between the Company and
               American Securities Transfer & Trust, Inc., dated April
               9, 1999.................................................
   *10.45      Agreement between the Company and U.S. Army Space and
               Missile Defense Command, dated May 27, 1999.............
   *21.1       Subsidiaries of the Company.............................
   *23.1       Consent of Ernst & Young LLP............................
   *23.2       Consent of Foley, Hoag & Eliot LLP (included in Exhibit
               5.1)....................................................
   *24.1       Power of Attorney.......................................
   *27.1       Financial Data Schedule.................................

                                                                         SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                          DESCRIPTION                             PAGE
-----------                          -----------                         ------------
   *27.2       Financial Data Schedule -- Three Months Ended September
               30, 1998
   *27.3       Financial Data Schedule -- Three Months Ended September
               30, 1997
   *27.4       Financial Data Schedule -- Six Months Ended December 31,
               1998
   *27.5       Financial Data Schedule -- Six Months Ended December 31,
               1997
   *27.6       Financial Data Schedule -- Nine Months Ended March 31,
               1999
   *27.7       Financial Data Schedule -- Nine Months Ended March 31,
               1998


-------------------------

 * Previously filed.

** Filed under application for confidential treatment.

 + Replaces previously filed exhibit.